UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2015

Commission file number 000-55122

SOURCE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55122	80-0142655
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Level6/97 Pacific Highway North Sydney NSW 2060 Australia
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +61 2 8907-2500

1093 Broxton Avenue Suite 210 Los Angeles, CA 90024
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 26, 2015, Moneytech Finance Pty Ltd (“M Finance”), an indirect wholly-owned subsidiary of Source Financial Group (“Source” or the “Registrant”), entered into an agreement with FIIG Securities Limited (“FIIG”) pursuant to which FIIG agreed to act as Lead Manager and Initial Subscriber for an offering by M Finance of Australian Dollar Subordinated Notes (the “Subordinated Notes”) in the principal amount of AUD$25,000,000 (the “Offering”). The Offering was not registered in Australia and was made only to individuals and entities in Australia to whom it is lawful to make an offering of Subordinated Notes without disclosure under the Corporations Act of Australia. The Subordinated Notes have not been registered in the United States, no effort was made to sell the Subordinated Notes in the United States and the Subordinated Notes may not be offered or sold within the United States or for the benefit of a U. S. Person (as defined in Regulation S promulgated under the Securities Act of 1933, as amended), except in a transaction exempt from, or not subject to, the registration requirements of the Securities Act. Source currently does not intend to register the Subordinated Notes for trading within the United States.

It is anticipated that the Offering will close on April 10, 2015. The Subordinated Notes will bear interest at a rate of 4.65% per annum plus the Bank Bill Swap (“BBSW”) rate, payable quarterly in arrears. The Subordinated Notes will be due and payable in full in 2022, subject to earlier redemption at the request of the holder in the event of a Change of Control (as defined in the Trust Deed), or at the option of the Company on certain prescribed dates. Repayment of the Subordinated Notes has been guaranteed by Moneytech Limited, the corporate parent of M Finance Pty, and Moneytech Services Pty Ltd (collectively with Moneytech Limited, the “Guarantors”), also a subsidiary of Moneytech Limited. Each of M Finance Pty Ltd, Moneytech Services Pty Ltd and Moneytech Limited, is a direct or indirect wholly-owned Australian subsidiary of Source.

The Subordinated Notes will be issued pursuant to Subscription Agreements between M Finance and the subscribers, and BNY Trust Company of Australia will serve as the Trustee pursuant to a Note Trust Deed to be executed and delivered at closing. The Subordinated Notes will not be secured by liens on any assets of M Finance or the Guarantors, but M Finance and the Guarantors will grant a “negative pledge” whereby they will agree not to grant any third party a lien on their assets.

M Finance currently has an asset backed wholesale debt facility (“RPA”) with its senior financier. Payment of all amounts due under the Subordinated Notes will be expressly subordinated to repayment of amounts due under the RPA and any interest payment due may only be paid if, taking into account such payment, M Finance Pty continues to satisfy certain agreed upon financial covenants set forth in the Subordination Agreement. The RPA is renewed annually on December 31. The borrowing limit under the RPA is currently AUD$50 million and subject to interim agreed upon limits determined by various tests and covenants.  As at June 30, 2014 the total amount drawn against the facility was AUD$27,746,303.  The facility has been renewed until 31 December 2015, and the interim agreed upon credit limit is currently AUD$40 million. Upon issue of the Subordinated Notes, the interim agreed upon credit limit will be reduced to AUD$25 million, with a minimum draw requirement of AUD$20 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2015

SOURCE FINANCIAL, INC.

By:	/s/ Hugh Evans
Hugh Evans President and Chief Executive Officer